Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

April 26, 2018

Presidio, Inc.

One Penn Plaza, Suite 2832

New York, NY 10119

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed on the date hereof by Presidio, Inc., a Delaware corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”), relating to the registration under the U.S. Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Securities Act”), of up to (a) $200,000,000 in aggregate offering price of securities that may be offered and sold from time to time by the Company, including (i) shares of Company common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of Company preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) warrants of the Company to purchase other securities registered under the Registration Statement (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein; (iv) rights to purchase securities registered under the Registration Statement (the “Rights”), which may be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and the agent to be named therein and (v) units representing an interest in two or more securities registered under the Registration Statement (the “Units”, and collectively with (i)-(iv), the “Securities”), which may be issued pursuant to a unit certificate or other applicable agreement between the Company and the agent to be named therein (the “Unit Agreement”); and (b) up to 60,424,002 shares of Company Common Stock (the “Selling Stockholders Shares”), which may be offered and sold from time to time by the selling stockholders named therein.

For the purposes of giving the opinion contained herein, we have examined (a) the Registration Statement, (b) the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the amended and restated certificate of incorporation and bylaws of the Company, each as currently in effect (the certificate of incorporation, as so amended, the “Certificate of Incorporation” and the bylaws, as so amended, the “Bylaws”), and (c) such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (e) a prospectus supplement will have been filed with the SEC describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s); (g) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered (each, a “purchase agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any Warrants, Rights or Units that may be issued will be a form that complies with the applicable agreement described above; and (i) at the time of any issuance of Common Stock or the Securities convertible into, exchangeable, redeemable or exercisable for Common Stock, there will be sufficient authorized but unissued shares of Common Stock reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created. We have assumed that the terms of the Securities have been duly authorized and created by the Company, and that the terms of the Securities have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder, will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject and the federal securities laws of the United States of America as such laws apply to the Company and the transaction pursuant to which the Securities are offered, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We also assume that at the time of issuance of the Securities the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Delaware and that the Company will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1.	With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors of the Company (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (e) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the organizational documents of the Company, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (f) certificates in the form required under the Delaware General Corporation Law representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Warrants or Preferred Stock registered on the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

2.	With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, terms and sale of the Offered Preferred Shares, the consideration to be received therefor and related matters, (e) a certificate of designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, (f) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (g) certificates in the form required under the Delaware General Corporation Law representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Warrants, Debt Securities or Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

3.

With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act;

(c) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants, the consideration to be received therefor and related matters; (d) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (e) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the applicable Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Offered Warrants have been duly authorized, executed and delivered against payment therefor, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement, will be valid and legally binding obligations of the Company.

4.	With respect to any Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Rights has been prepared, delivered and filed in compliance with the Securities Act; (c) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Rights, the consideration to be received therefor and related matters; (d) the applicable Rights Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (e) the terms of the issuance and sale of the Offered Rights have been duly established in conformity with the applicable Rights Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Offered Rights have been duly executed and delivered against payment therefor, the Offered Rights, when issued and sold in accordance with the applicable Purchase Agreement, will be valid and legally binding obligations of the Company.

5.	With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act; (c) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Units, the consideration to be received therefor and related matters; (d) the applicable Unit Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (e) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the applicable Unit Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (f) any shares of Common Stock and Preferred Stock that are a component of any Offered Units are validly issued, fully paid and nonassessable and any other Securities that are components of any Offered Units are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (g) the Offered Units have been duly executed and delivered pursuant to the Unit Agreement, the Units, when issued and sold in accordance with the applicable Unit Agreement, will be valid and legally binding obligations of the Company.

6.	The Selling Stockholders Shares are legally issued, fully paid and nonassessable.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (vi) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz